UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2018, Basic Energy Services, Inc. (the “Company”) and certain subsidiary guarantors named therein (the “Guarantors,” and together with the Company, the “Issuers”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Issuers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other initial purchasers party thereto (the “Initial Purchasers”), which provides for the sale by the Company of $300,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2023 (the “Notes”) to the Initial Purchasers (the “Offering”). The Notes will initially be jointly and severally, fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

The purchase price for the Notes is 99.042% of their principal amount. The net proceeds from the Offering will be approximately $290.0 million after discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering, after discounts and estimated offering expenses, to repay and terminate its Amended and Restated Term Loan Agreement, including associated repayment penalties of approximately $17.5 million, and repay the outstanding borrowings under its asset-based receivables facility, with the remainder to be used for general corporate purposes.

The Notes and the Guarantees will be issued pursuant to an indenture (the “Indenture”), to be dated October 2, 2018, by and among the Issuers and UMB Bank, N.A., as trustee (the “Trustee”). The obligations under the Indenture will be secured as set forth in the Indenture and in a Security Agreement, to be dated October 2, 2018, by and among the Issuers in favor of the Trustee, by first-priority liens, subject to limited exceptions, on the collateral securing the Notes, consisting of substantially all of the property and assets now owned or hereafter acquired by the Issuers, other than certain of the Issuers’ assets, including but not limited to accounts receivable, inventory and certain related assets.

The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Relationships

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the initial purchasers and their respective affiliates have, from time to time, engaged in, and may in the future engage in, various investment banking, financial advisory services and other commercial dealings in the ordinary course of business with us for which they have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Initial Purchasers or their affiliates that have a lending relationship with the Company hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such Initial Purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Company securities, including potentially the Notes offered pursuant to the Offering. Any such short positions could adversely affect future trading prices of the Notes offered pursuant to the Offering. Affiliates of certain Initial Purchasers are lenders under the Company’s asset-based receivables facility and, accordingly, will receive a portion of the net proceeds of the Offering. As of June 30, 2018, the Company had total capital leases of approximately $85.3 million, approximately $13.2 million of which were with Banc of America Leasing & Capital, LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In addition, the Issuers have agreed with the Initial Purchasers not to offer or sell any debt securities having a tenor of more than one year (other than the Notes) for a period of 60 days after the date of the Purchase Agreement without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The description of the provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 25, 2018, the Company issued a press release announcing that it priced the Offering in a private placement, not registered under the Securities Act. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated September 25, 2018, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto.

99.1	Press release dated September 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: September 26, 2018	By:	/s/ T.M. “Roe” Patterson
T.M. “Roe” Patterson
President and Chief Executive Officer